Exhibit 3.1

Execution Version

CERTIFICATE OF LIMITED PARTNERSHIP

OF

VIPER ENERGY PARTNERS LP

This Certificate of Limited Partnership of Viper Energy Partners LP (the “Partnership”), dated February 27, 2014, has been duly executed, and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the Partnership is Viper Energy Partners LP.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

c/o Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

3. General Partner. The name and the business, residence, or mailing address of the general partner are:

Viper Energy Partners GP LLC

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

Viper Energy Partners GP LLC,
as its general partner

By:	/s/ Travis D. Stice
Name: Travis D. Stice
Title: Chief Executive Officer